Exhibit 99.1

EVI Industries Reports Record Second Quarter Results

Record Revenue and Gross Profits, Continued Investment in Operations and Completed Acquisition

Miami, Florida – February 10, 2025 – EVI Industries, Inc. (NYSE American: EVI) announced its operating results for the three and six-month periods ended December 31, 2024, including record revenue and record gross profit for both periods and record gross margin for the six-month period. The Company also provided commentary on its results of operations, cash flow and financial position, and investments in furtherance of its technology initiatives. Click here to listen to the Company’s recorded earnings call.

Since 2016, EVI has established itself as a leader in the highly fragmented North American commercial laundry distribution and service industry by thoughtfully executing the Company’s long-term growth strategy, which has resulted in a compounded annual growth rate in revenue, net income and adjusted EBITDA of 31%, 19% and 28%, respectively.

Henry M. Nahmad, EVI’s Chairman and CEO, commented: “We are a long-term focused company with ambitious growth plans. The continued confidence in our strategy is derived from early successes combined with financial strength and wherewithal, our reputation as a knowledgeable and high-quality buyer and successful builder of businesses, the expected impact of promising technologies, and a heavily invested leadership team to guide the Company into the future. As part of our long-term focus, we are committed to continuous investment—including in people, processes, and technologies—aimed at enhancing operational efficiency and driving sustained success.”

Company Achievements for the Three and Six Months Ended December 31, 2024

▪	Continued deployment of EVI’s field service technology, now deployed to over 70% of the service organization
▪	Surpassed important milestones in development of the Company’s e-commerce platform
▪	New confirmed customer sales order contracts exceeded the value of those fulfilled during the period
▪	Completed two acquisitions adding sales and service expertise to the Company’s Southeast region
▪	Paid a $4.6 million dividend, the largest dividend in the Company’s history

Three-Month Results (compared to the three months ended December 31, 2023)

▪	Revenue increased 1% to a second quarter record of $92.7 million
▪	Gross profit increased 4% to a second quarter record of $27.5 million
▪	Gross margin increased to 29.7% compared to 28.9%
▪	Operating income was $2.4 million compared to $3.0 million
▪	Net income was $1.1 million, or 1.2%, compared to $1.3 million, or 1.5%
▪	Adjusted EBITDA was $5.1 million, or 5.5%, compared to $5.5 million, or 6.0%

Six-Month Results (compared to the six months ended December 31, 2023)

▪	Revenue increased 4% to a record of $186.3 million
▪	Gross profit increased 8% to a record of $56.4 million
▪	Gross margin increased to a record of 30.3% compared to 29.0%
▪	Operating income increased to $7.4 million compared to $5.6 million
▪	Net income increased to $4.4 million, or 2.3%, compared to $2.6 million, or 1.5%
▪	Adjusted EBITDA increased to a record of $12.7 million, or 6.8%, compared to $11.5 million, or 6.4%

Operating Results

The Company reported record revenue of approximately $93 million and $186 million for the three and six-month periods ended December 31, 2024, an increase of 1% and 4%, respectively, compared to the same periods of the prior fiscal year. The modest increases in revenue during the three and six-month periods is primarily attributed to the irregular cadence of industrial revenue and in part to delays in the completion of certain large industrial sales order contracts. While the Company generates a recurring base of industrial business, the timing of revenue related to industrial projects is subject to longer sales cycles and complex installations that from time to time are uneven as compared to revenue derived from other commercial laundry categories. Record revenues for the quarter were achieved notwithstanding the fact that during the second quarter only one customer was invoiced for an amount in excess of $1 million, as compared to five in the same period of the prior year. These results demonstrate the incremental positive impact derived from our investment in additional sales professionals and service technicians, which are core to the Company’s long-term market share strategy. Over the longer term, these investments in growth are expected to reduce the overall sensitivity of the Company’s results and operating performance to the irregular cadence of larger industrial sales order contracts. Looking forward, we expect to benefit from the completion of confirmed sales order contracts across the industrial, on-premise, and vended laundry categories, which together contribute to our over $100 million equipment sales backlog.

During the three and six-month periods ended December 31, 2024, the Company set second quarter and six month records for gross profit at $28 million and $56 million, respectively. The Company also set a gross margin record for the six-month period of 30%. These results reflect in part a slight shift in mix to higher margin parts and services, as well as the benefit derived from solution selling, which has resulted in new sales of machinery aimed to lower the operating costs of a commercial laundry by automating historically labor-intensive tasks and new sales in consumables.

The variability in the timing of sales across certain laundry categories is expected to, from time to time, impact the amount of operating leverage achieved on a quarter-by-quarter basis. The Company’s investments in scalable technologies and investments in additional businesses remains central to the execution of its growth strategy. Specifically, the “build” component of its strategy focuses on encouraging growth at its acquired businesses through the addition of product lines, growing its sales teams, expanding installation and service operations, investing in scalable technologies, and promoting the exchange of ideas and business concepts between the management teams of its businesses.

Given steady demand for the products and services the Company provides, a strong backlog of confirmed customer sales orders, and an acquisition pipeline that has delivered new growth opportunities, the Company increased investments across areas which it believes are critical to drive growth and scale its operations. The Company grew its sales team by 3% to over 190 professionals and increased its service team by 10% to over 425 professionals, and it implemented new field service technologies to most of its regional service operations. Additions to the Company’s sales team aim to support the Company’s OEM representations, increase penetration in existing distribution territories, expand into new distribution territories, and ensure sales continuity. The addition of service technicians aims to capture growing demand for the Company’s installation and maintenance capabilities across its growing installed base. The implementation of the Company’s field service technologies is designed to improve the efficiency of the Company’s service operations and improve customer satisfaction. While the expenses incurred in connection with these investments adversely impacted the Company’s operating profits and are expected to continue through at least the remainder of the fiscal year ending June 30, 2025, the Company expects that these investments will yield positive returns in the future.

Technology Investments

In 2020, the Company commenced a comprehensive technology initiative to transform EVI into a modern, data-driven company. Since that time, EVI’s technology group has grown significantly, various third-party technology professionals have been retained. This growing team is leading efforts to consolidate business units into end-state Enterprise Resource Planning (ERP) Systems, enriching numerous data sets, building master databases, and configuring and implementing multiple softwares, including our field service technologies and future e-commerce platform. These technology initiatives were undertaken with a goal to accelerate sales and profit growth, increase the speed, convenience and efficiency in serving customers, extend our reach into new geographies and sales channels, and create scalable operating processes. While the time, costs and expenses associated with these and other modernization initiatives has adversely impacted EVI’s financial performance in the near-term, the Company continues to believe that these technological capabilities will be a catalyst to achieving its long-term growth and profitability goals.

Cash Flow, Financial Strength, and Special Cash Dividend

During the six-month period ended December 31, 2024, operating activities provided cash of $2.2 million compared to $10.9 million of cash provided by operating activities during the six months ended December 31, 2023. This $8.7 million decrease in cash provided by operating activities was primarily attributable to changes in working capital, partially offset by an increase in net income. Given the Company’s growth and profitability prospects, solid cash flows, and strong balance sheet with over $100 million of available liquidity, on September 11, 2024, the Company’s Board of Directors declared a special cash dividend on the Company’s common stock of $0.31 per share, which was paid on October 7, 2024. As a result of these investments in working capital, the cash paid in connection with business acquisitions consummated during the six-month period (as described in further detail below) and the payment of the special cash dividend, the Company’s net debt increased from $8.3 million at June 30, 2024 to $24.0 million at December 31, 2024

Acquisitions

During the six-month period ended December 31, 2024, the Company completed the acquisition of two commercial laundry distributors and service providers, one in Florida and the other in Indiana. In addition, on January 31, 2025, the Company acquired a business located in Illinois, the Company’s first acquisition in the Midwest region of the United States. In each case, the Company added distribution and service businesses comprised of experienced sales and service professionals with a loyal customer base in geographic areas where the Company believes there are market share growth opportunities.

Important Fundamentals and Growth Drivers

The Company believes that the essential nature of commercial laundry products and continuous demand and growth across end-user markets of the commercial laundry industry are catalysts for a growing installed base of commercial laundry systems across North America. These systems require advanced planning, thoughtful design, knowledgeable installation, and post-installation services, including the replacement of equipment, parts, and accessories and the performance of maintenance and repair services. EVI’s large and growing sales and service network represents and services a broad range of products sourced from various domestic and international suppliers to support industrial, on-premise, vended, and multi-family customers serving a wide array of end-user categories. The Company believes its fundamentals, financial strength, market strategy, entrepreneurial culture, technology initiatives, and strong supplier relations are important competitive advantages that will continue to support the Company’s ability to grow profitability and capture market share going forward.

EVI’s Core Principles

EVI upholds specific core values and principles for its business, including:

▪	Invest and manage with a long-term perspective
▪	Uphold financial discipline with a view towards ensuring financial strength and flexibility
▪	Respect the entrepreneurs and management teams that join the EVI family
▪	Operate each business as a local business and empower its leaders to make local decisions
▪	Promote an entrepreneurial culture
▪	Instill a growth mindset and culture of continuous improvement
▪	Incentivize and reward performance with equity participation
▪	Establish strong relationships with our OEM partners

Earnings Call and Additional Information

The Company has provided a pre-recorded earnings conference call, including a business update, which can be accessed under “Financial Info” in the “Investors” section of the Company’s website at www.evi-ind.com or by visiting https://ir.evi-ind.com/message-from-the-ceo. For additional information regarding the Company’s results for the three and six months ended December 31, 2024, please see the Company’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2024, as filed with the Securities and Exchange Commission on or about the date hereof.

Use of Non-GAAP Financial Information

In this press release, EVI discloses the non-GAAP financial measure of adjusted EBITDA, which EVI defines as earnings before interest, taxes, depreciation, amortization, and amortization of stock-based compensation. Adjusted EBITDA is determined by adding interest expense, income taxes, depreciation, amortization, and amortization of stock-based compensation to net income, as shown in the attached statement of Condensed Consolidated Earnings before Interest, Taxes, Depreciation, Amortization, and Amortization of Stock-based Compensation. EVI considers adjusted EBITDA to be an important indicator of its operating performance. Adjusted EBITDA is also used by companies, lenders, investors and others because it excludes certain items that can vary widely across different industries or among companies within the same industry. For example, interest expense can be dependent on a company’s capital structure, debt levels and credit ratings, and the tax positions of companies can vary because of their differing abilities to take advantage of tax benefits and because of the tax policies of the jurisdictions in which they operate. Adjusted EBITDA should not be considered as an alternative to net income or any other measure of financial performance or liquidity, including cash flow, derived in accordance with GAAP, or to any other method of analyzing EVI’s results as reported under GAAP.

About EVI Industries

EVI Industries, Inc., through its wholly owned subsidiaries, is a value-added distributor and a provider of advisory and technical services. Through its vast sales organization, the Company provides its customers with planning, designing, and consulting services related to their commercial laundry operations. The Company sells and/or leases its customers commercial laundry equipment, specializing in washing, drying, finishing, material handling, water heating, power generation, and water reuse applications. In support of the suite of products it offers, the Company sells related parts and accessories. Additionally, through the Company’s robust network of commercial laundry technicians, the Company provides its customers with installation, maintenance, and repair services. The Company’s customers include retail, commercial, industrial, institutional, and government customers. Purchases made by customers range from parts and accessories to single or multiple units of equipment, to large complex systems as well as the purchase of the Company’s installation, maintenance, and repair services.

Safe Harbor Statement

Except for the historical matters contained herein, statements in this press release are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “should,” “could,” “seek,” “believe,” “expect,” “anticipate,” “estimate,” “project,” “intend,” “strategy” and similar expressions are intended to identify forward looking statements. Forward looking statements may relate to, among other things, events, conditions, and trends that may affect the future plans, operations, business, strategies, operating results, financial position and prospects of the Company. Forward looking statements are subject to a number of known and unknown risks and uncertainties that may cause actual results, trends, performance or achievements of the Company, or industry trends and results, to differ materially from the future results, trends, performance or achievements expressed or implied by such forward looking statements. These risks and uncertainties include, among others, those associated with: general economic and business conditions in the United States and other countries where the Company operates or where the Company’s customers and suppliers are located; industry conditions and trends; credit market volatility; risks related to supply chain delays and disruptions and their impact on the Company’s business and results, including the Company’s ability to deliver products and provide services to its customers on a timely basis; risks relating to inflation, including the current inflationary trend, and the impact of inflation on the Company’s costs and its ability to increase the price of its products and services to offset such costs, and on the market for the Company’s products and services; risks related to labor shortages and increases in the costs of labor, and the impact thereof on the Company, including its ability to deliver products, provide services or otherwise meet customers’ expectations; risks associated with international relations and international hostilities and the impact thereof on economic conditions, including supply chain constraints and inflationary trends; risks relating to rising interest rates, including the impact thereof on the cost of the Company’s indebtedness and the Company’s ability to raise capital if deemed necessary or advisable; risks related to the Company’s ability to implement its business and growth strategies and plans, including changes thereto, and the risk that the Company may not be successful in achieving its goals; risks and uncertainties associated with the Company’s ”buy-and-build” growth strategy, including, without limitation, that the Company may not be successful in identifying or consummating, or have the liquidity to or otherwise be financially positioned or able to consummate, acquisitions or other strategic transactions, integration risks, risks related to indebtedness incurred by the Company in connection with the financing of acquisitions, dilution experienced by the Company’s existing stockholders as a result of the issuance of shares of the Company’s common stock in connection with acquisitions or other strategic transactions (or for other purposes), risks related to the business, operations and prospects of acquired businesses, risks that suppliers of the acquired business may not consent to the transaction or otherwise continue its relationship with the acquired business following the transaction and the impact that the loss of any such supplier may have on the results of the Company and the acquired business, risks that the Company’s goals or expectations with respect to acquisitions and other strategic transactions may not be met, and risks related to the accounting for acquisitions; risks related to organic growth initiatives, including that they may not result in the benefits anticipated; risks that the Company’s investments, including in sales and service personnel, technology investments, the Company’s planned e-commerce business, and other modernization and optimization initiatives, and investments in acquired businesses or otherwise in support of growth, and initiatives in furtherance thereof may not result in the benefits anticipated and may result in disruptions to the Company’s operations, expenses in connection with these investments and initiatives may be more costly than anticipated and the implementation of these initiatives may not be completed when expected; technology changes; competition, including the Company’s ability to compete effectively and the impact that competition may have on the Company and its results, including the prices which the Company may charge for its products and services and on the Company’s profit margins, and competition for qualified employees; to the extent applicable, risks relating to the Company’s ability to enter into and compete effectively in new industries, as well as risks and trends related to those industries; risks related to the Company’s planned e-commerce business; risks relating to the Company’s relationships with its principal suppliers and customers, including concentration risks and the impact of the loss of any such relationship; risks related to the Company’s indebtedness, including that amounts available for borrowing under the Company’s credit facility are subject to the terms and conditions of the facility and, accordingly, the amount of liquidity available to the Company may be less than the amount set forth herein; the availability, terms and deployment of debt and equity capital if needed for expansion or otherwise; the availability and cost of inventory purchased by the Company, and the risk that inventory management initiatives may not be successful; risks relating to the recognition of revenue, including the amount and timing thereof (including potential delays resulting from, among other circumstances, delays in installation); the risk that orders in the Company’s backlog may not be fulfilled as or when expected; the risk that dividends may not be paid in the future; risks of cybersecurity threats or incidents, including the potential misappropriation or use of assets or confidential information, corruption of data or operational disruptions; and other economic, competitive, governmental, technological and other risks and factors discussed elsewhere in the Company’s filings with the SEC, including, without limitation, in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2024. Many of these risks and factors are beyond the Company’s control. Further, past performance and perceived trends may not be indicative of future results. The Company cautions that the foregoing factors are not exclusive. The reader should not place undue reliance on any forward-looking statement, which speaks only as of the date made. The Company does not undertake to, and specifically disclaims any obligation to, update, revise or supplement any forward-looking statement, whether as a result of changes in circumstances, new information, subsequent events or otherwise, except as may be required by law.

EVI Industries, Inc.

Condensed Consolidated Results of Operations (in thousands, except per share data)

	Unaudited	Unaudited	Unaudited	Unaudited
	6-Months Ended	6-Months Ended	3-Months Ended	3-Months Ended
	12/31/24	12/31/23	12/31/24	12/31/23

Revenues	$186,336	$179,438	$92,711	$91,364
Cost of Sales	129,959	127,340	65,189	64,958
Gross Profit	56,377	52,098	27,522	26,406
SG&A	48,998	46,530	25,132	23,455
Operating Income	7,379	5,568	2,390	2,951
Interest Expense, net	1,152	1,593	670	823
Income before Income Taxes	6,227	3,975	1,720	2,128
Provision for Income Taxes	1,867	1,352	591	787
Net Income	$4,360	$2,623	$1,129	$1,341

Net Earnings per Share
Basic	$0.29	$0.18	$0.08	$0.09
Diluted	$0.29	$0.17	$0.07	$0.09

Weighted Average Shares Outstanding
Basic	12,712	12,621	12,739	12,659
Diluted	13,124	13,245	13,182	13,273

EVI Industries, Inc.

Condensed Consolidated Balance Sheets (in thousands, except per share data)

	Unaudited
	12/31/24	06/30/24
Assets
Current assets
Cash	$3,905	$4,558
Accounts receivable, net	46,663	40,932
Inventories, net	50,487	47,901
Vendor deposits	2,835	1,657
Contract assets	978	1,222
Other current assets	8,231	5,671
Total current assets	113,099	101,941
Equipment and improvements, net	14,648	13,950
Operating lease assets	8,207	8,078
Intangible assets, net	24,124	22,022
Goodwill	79,473	75,102
Other assets	9,251	9,566
Total assets	$248,802	$230,659

Liabilities and Shareholders’ Equity
Current liabilities
Accounts payable and accrued expenses	$31,240	$30,904
Accrued employee expenses	10,779	11,370
Customer deposits	26,247	24,419
Current portion of operating lease liabilities	3,426	3,110
Total current liabilities	71,692	69,803
Deferred income taxes, net	5,537	5,498
Long-term operating lease liabilities	5,644	5,849
Long-term debt, net	27,920	12,903
Total liabilities	110,793	94,053

Shareholders' equity
Preferred stock, $1.00 par value	—	—
Common stock, $.025 par value	324	322
Additional paid-in capital	108,857	106,540
Treasury stock	(5,122)	(4,439)
Retained earnings	33,950	34,183
Total shareholders' equity	138,009	136,606
Total liabilities and shareholders' equity	$248,802	$230,659

EVI Industries, Inc.

Condensed Consolidated Statements of Cash Flows (in thousands) (unaudited)

	For the six months ended
	12/31/24	12/31/23
Operating activities:
Net income	$4,360	$2,623
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,107	3,000
Amortization of debt discount	17	17
Provision for expected credit losses	602	283
Non-cash lease expense	(18)	49
Stock compensation	2,263	2,924
Inventory reserve	647	274
Provision (benefit) for deferred income taxes	39	(19)
Other	(104)	25
(Increase) decrease in operating assets:
Accounts receivable	(5,952)	3,910
Inventories	(518)	3,193
Vendor deposits	(1,178)	562
Contract assets	244	(2,388)
Other assets	(2,100)	1,269
(Decrease) increase in operating liabilities:
Accounts payable and accrued expenses	(7)	(4,172)
Accrued employee expenses	(591)	104
Customer deposits	1,365	(349)
Contract liabilities	—	(447)
Net cash provided by operating activities	2,176	10,858

Investing activities:
Capital expenditures	(2,124)	(2,376)
Cash paid for acquisitions, net of cash acquired	(10,485)	(987)
Net cash used by investing activities	(12,609)	(3,363)

Financing activities:
Dividends paid	(4,593)	(4,071)
Proceeds from borrowings	45,000	35,500
Debt repayments	(30,000)	(39,500)
Repurchases of common stock in satisfaction of employee tax withholding obligations	(683)	(1,144)
Issuances of common stock under employee stock purchase plan	56	63
Net cash provided (used) by financing activities	9,780	(9,152)
Net decrease in cash	(653)	(1,657)
Cash at beginning of period	4,558	5,921
Cash at end of period	$3,905	$4,264

EVI Industries, Inc.

Condensed Consolidated Statements of Cash Flows (in thousands) (unaudited)

	For the six months ended
	12/31/24	12/31/23
Supplemental disclosures of cash flow information:
Cash paid during the period for interest	$1,017	$1,578
Cash paid during the period for income taxes	$1,090	$3,631

Supplemental disclosures of non-cash financing activities:
Issuances of common stock for acquisitions	—	$229

The following table reconciles net income, the most comparable GAAP financial measure, to Adjusted EBITDA.

EVI Industries, Inc.

Condensed Consolidated Earnings before Interest, Taxes, Depreciation, Amortization, and Amortization of Stock-based Compensation (in thousands)

	Unaudited	Unaudited	Unaudited	Unaudited
	6-Months Ended	6-Months Ended	3-Months Ended	3-Months Ended
	12/31/24	12/31/23	12/31/24	12/31/23

Net Income	$4,360	$2,623	$1,129	$1,341
Provision for Income Taxes	1,867	1,352	591	787
Interest Expense, Net	1,152	1,593	670	823
Depreciation and Amortization	3,107	3,000	1,557	1,454
Amortization of Stock-based Compensation	2,263	2,924	1,196	1,068
Adjusted EBITDA	$12,749	$11,492	$5,143	$5,473

EVI Industries, Inc.

4500 Biscayne Blvd., Suite 340

Miami, Florida 33137

(305) 402-9300

Henry M. Nahmad

Chairman and CEO

(305) 402-9300

Craig Ettelman

Director of Finance and Investor Relations

(305) 402-9300

info@evi-ind.com